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                                                                      Exhibit 23


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-23159 and No. 333-67469) pertaining to the 1996 Incentive Stock Option Plan of Radyne Corp. of our report dated February 16, 1998 (except for Note 11, as to which the date is April 16, 1998) with respect to the consolidated financial statements of ComStream Holdings, Inc. included in Radyne Corp.'s Form 8-K/A to be filed on or about December 24, 1998 related to Radyne Corp.'s acquisition of ComStream Holdings, Inc.


                                        /s/ Ernst & Young LLP

San Diego, California
December 18, 1998